News Release

Ryder Reports Second Quarter 2023 Results
Delivers Strong Results in Weak Freight Environment, Raises Full-Year Guidance

Second-Quarter 2023 Highlights
•GAAP EPS from continuing operations of $(0.39) due to a non-cash UK exit charge, compared to $4.72 in prior year
•Comparable EPS (non-GAAP) from continuing operations of $3.61, as compared to a record $4.43 in prior year, largely reflecting weaker market conditions in used vehicle sales and rental
•Strong performance in all segments benefited EBT
•Total revenue of $2.9 billion compared to $3.0 billion in prior year
•Operating revenue (non-GAAP) of $2.3 billion, up 1%, reflecting Supply Chain Solutions (SCS) and Dedicated Transportation Solutions (DTS) revenue growth partially offset by impact from UK exit

Full-Year 2023 Forecast
•Increased comparable EPS (non-GAAP) forecast to $12.20 - $12.70 from prior forecast of $11.30 - $12.05
•Adjusted ROE (ROE) forecast increased to 17% - 19% from 16% - 18%
•Operating revenue (non-GAAP) growth forecast of 2%, down from prior forecast of 4%, reflecting lower rental demand and volumes in the omnichannel retail vertical
•Net cash provided by operating activities from continuing operations forecast of $2.5 billion, up from $2.4 billion; free cash flow (non-GAAP) forecast of ~$100 million, down from ~$200 million, reflecting accelerated timing of OEM deliveries

MIAMI, July 26, 2023 – Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, reported results for the three months ended June 30 as follows:

(In millions, except EPS)	Earnings Before Taxes		Earnings (Loss)		Diluted Earnings (Loss) Per Share
	2023	2022	2023	2022	2023	2022
Continuing operations (GAAP) (1)	$44	338	$(18)	240	$(0.39)	4.72
Comparable (non-GAAP)	$237	308	$170	226	$3.61	4.43
(1) Includes $(3.90) impact from one-time, non-cash cumulative currency translation adjustment charge from the UK exit.

Total and operating revenue for the three months ended June 30 were as follows:

(In millions)	Total Revenue			Operating Revenue (non-GAAP)
	2023	2022	Change	2023	2022	Change
Total	$2,884	3,034	(5)%	$2,326	2,307	1%
Fleet Management Solutions (FMS)	$1,459	1,621	(10)%	$1,254	1,307	(4)%
Supply Chain Solutions (SCS)	$1,179	1,174	—%	$865	798	8%
Dedicated Transportation Solutions (DTS)	$440	450	(2)%	$327	306	7%

CEO Comment

"Our strong second-quarter results and increased full-year earnings guidance demonstrate the progress made on our balanced growth strategy to de-risk the business model, enhance returns and drive profitable growth," says Ryder Chairman and CEO Robert Sanchez. "All three business units met or exceeded their pre-tax earnings targets, and ROE of 24% remained above our high-teens target.

"Achieving these results against a backdrop of weakening freight conditions and declining used vehicle prices highlights the effectiveness of our transformative changes. Ryder’s operations are more diversified with expanded capabilities across three scaled businesses, which has enabled us to deliver outstanding service to our customers, outperform prior cycles, and create long-term value for our shareholders.

"Our strong balance sheet continues to provide us with ample capacity to support organic growth, pursue strategic acquisitions, and return capital to shareholders through share repurchase programs and dividends. The recently announced 15% increase to our quarterly dividend is also supported by our confidence in the long-term earnings generation of our model."

Second Quarter 2023 Segment Review

Fleet Management Solutions: Strong Earnings Despite Weaker Used Vehicle Sales and Rental Market Conditions

(In millions)	2Q23	2Q22	Change
Total Revenue	$1,459	1,621	(10)%
Operating Revenue (1)	$1,254	1,307	(4)%

Earnings Before Tax (EBT)	$180	286	(37)%
EBT as a % of total revenue	12.3%	17.6%	(530) bps
EBT as a % of operating revenue (1)	14.4%	21.9%	(750) bps

Trailing 12-months EBT as % of total and operating revenue	2Q23	2Q22	Change
EBT as a % of total revenue	14.4%	16.1%	(170) bps
EBT as a % of operating revenue (1)	17.2%	19.0%	(180) bps

(1) Non-GAAP financial measure excluding fuel service revenue.

•FMS total revenue and operating revenue decreased 10% and 4%, respectively
◦Total revenue reflects lower fuel revenue passed through to customers and lower operating revenue
◦Operating revenue reflects a 4% negative impact from UK exit; North America remained unchanged as higher ChoiceLease and SelectCare revenue was offset by lower rental demand
•FMS EBT decreased to $180 million
◦Reflects lower used vehicle sales and rental results
◦Lower used vehicle gains due to a 34% and 41% decrease in used truck and tractor pricing, respectively, partially offset by higher volumes; sequentially from first quarter of 2023, used truck and tractor pricing decreased 14% and 15%, respectively
◦Rental power-fleet utilization was 75%, down from record level of 85% in prior year, on a 1% smaller average power fleet
◦Rental results benefited from a 2% increase in power-fleet pricing
•FMS EBT as a percentage of FMS operating revenue is above company's long-term target of low double digits for the second quarter and trailing 12-month period

Supply Chain Solutions: Strong Earnings Reflect Operating Revenue Growth

(In millions)	2Q23	2Q22	Change
Total Revenue	$1,179	1,174	—%
Operating Revenue (1)	$865	798	8%

Earnings Before Tax (EBT)	$76	62	23%
EBT as a % of total revenue	6.4%	5.3%	110 bps
EBT as a % of operating revenue (1)	8.7%	7.8%	90 bps

Trailing 12-month EBT as % of total and operating revenue	2Q23	2Q22	Change
EBT as a % of total revenue	4.3%	3.9%	40 bps
EBT as a % of operating revenue (1)	6.0%	5.6%	40 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue was unchanged and operating revenue grew 8%
◦Increase in operating revenue primarily driven by new business, higher volumes, and increased pricing
•SCS EBT grew 23%
◦Increase primarily due to higher operating revenue and lower incentive-based compensation costs, as well as higher prior-year customer accommodation charges
◦Partially offset by lower volumes in the omnichannel retail vertical
•SCS EBT as a percentage of SCS operating revenue is in line with company's long-term target of high single digits for the second quarter but below target for the trailing 12-month period

Dedicated Transportation Solutions: Strong Earnings Driven by Growth and Improved Labor Productivity

(In millions)	2Q23	2Q22	Change
Total Revenue	$440	450	(2)%
Operating Revenue (1)	$327	306	7%

Earnings Before Tax (EBT)	$33	23	43%
EBT as a % of total revenue	7.6%	5.1%	250 bps
EBT as a % of operating revenue (1)	10.3%	7.5%	280 bps

Trailing 12-months EBT as % of total and operating revenue	2Q23	2Q22	Change
EBT as a % of total revenue	6.8%	4.0%	280 bps
EBT as a % of operating revenue (1)	9.5%	5.7%	380 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue decreased 2% and operating revenue grew 7%
◦Total revenue reflects lower fuel revenue passed through to customers
◦Operating revenue increased due to inflationary cost recovery and higher volumes
•DTS EBT grew 43%
◦Increase primarily due to operating revenue growth and improved labor productivity
•DTS EBT as a percentage of DTS operating revenue is above the company's long-term target of high single digits for the second quarter and at the high-end for the trailing 12-month period

Corporate Financial Information

Unallocated Central Support Services (CSS)
Unallocated CSS costs declined to $20 million from $24 million in the prior year, primarily due to lower professional fees and incentive-based compensation costs.

Tax Rate
Our effective income tax rate from continuing operations was 140.8%, as compared to 29.0% in the prior year, due to a one-time, nondeductible cumulative currency translation adjustment loss from the exit of the UK in the second quarter of 2023. Our comparable effective income tax rate (a non-GAAP measure) from continuing operations was 28.6% as compared to 26.8% in the prior year.

Capital Expenditures, Cash Flow, and Leverage
Year-to-date capital expenditures increased to $1.8 billion in 2023, compared to $1.3 billion in 2022, reflecting higher investments in the lease fleet partially offset by lower investments in commercial rental.

Year-to-date net cash provided by operating activities from continuing operations increased to $1.2 billion, as compared to $1.1 billion in the prior year, driven by higher cash earnings and lower working capital needs. Free cash flow (non-GAAP) of $16 million, compared to $551 million in 2022, primarily reflecting an increase in capital expenditures and lower proceeds from used vehicle sales.

Debt-to-equity as of June 30, 2023 was 211%, compared to 216% at year-end 2022, and remains below the company's long-term target of 250% to 300%.

UK and Currency Translation Adjustment Charge
We completed the exit from the UK business as of June 30, 2023. As a result, we recorded a $183 million cumulative currency translation adjustment in our net earnings as a one-time, non-cash charge during the second quarter of 2023. The cumulative currency translation adjustment charge had no impact on our consolidated financial position or cash flows.

Outlook

"We continue to execute in a challenging market as reflected in our increased earnings and ROE guidance," says Ryder Chief Financial Officer John Diez. "Accelerated timing of OEM deliveries is expected to increase our ChoiceLease fleet growth and related capital expenditures, which should reduce free cash flow in 2023. Our ability to perform in various market conditions reflects the fundamental changes we've made to enhance returns and drive profitable growth."

Full Year 2023
Total Revenue Growth	~(2%)
Operating Revenue Growth (non-GAAP)	~2%
FY23 GAAP EPS (includes ~$3.96 cumulative currency translation charge for UK exit)	$7.95 - $8.45
FY23 Comparable EPS (non-GAAP)	$12.20 - $12.70

ROE (1)	17% - 19%
Net Cash from Operating Activities from Continuing Operations	~$2.5B
Free Cash Flow (non-GAAP)	~100M
Capital Expenditures	~$3.2B
Debt-to-Equity	~200%

Third Quarter 2023
3Q23 GAAP EPS	$2.82 - $3.07
3Q23 Comparable EPS (non-GAAP)	$3.00 - $3.25
————————————
(1) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures at the end of this release.

Supplemental Company Information

Second Quarter Net Earnings

(In millions, except EPS)	Earnings		Diluted EPS
	2023	2022	2023	2022
Earnings (loss) from continuing operations	$(18)	240	$(0.39)	4.72
Discontinued operations	—	(1)	(0.01)	(0.02)
Net earnings (loss)	$(18)	239	$(0.40)	4.70

Year-to-Date Operating Results

	Six months ended June 30,
(In millions, except EPS)	2023	2022	Change
Total revenue	$5,836	5,888	(1)%
Operating revenue (non-GAAP)	$4,672	4,523	3%

Earnings from continuing operations	$122	416	(71)%
Comparable earnings from continuing operations (non-GAAP)	$303	414	(27)%
Net earnings	$121	415	(71)%

Earnings per common share (EPS) - Diluted
Continuing operations	$2.60	8.05	(68)%
Comparable (non-GAAP)	$6.42	8.00	(20)%
Net earnings	$2.57	8.03	(68)%

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capability with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

###

Note: Regarding Forward-Looking Statements
Certain statements and information included in this news release are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including our forecast; expectations regarding market trends and economic environment, such as decreasing rental demand, weakening freight conditions, declining used vehicle sales and declining volumes in our omnichannel retail vertical; expectations regarding total and operating revenue, earnings per share, comparable earnings per share, adjusted ROE, net cash provided by operating activities from continuing operations, debt-to-equity, capital expenditures and free cash flow; our ability to execute our balanced growth strategy; anticipated impact of inflationary pressures; our expectations with respect to ChoiceLease growth, including our expectations with respect to the timing of OEM deliveries; our expectations with respect to the effect of our actions to increase returns and long-term earnings generation; our ability to outperform prior cycles; and our ability to support organic growth, make strategic investments and acquisitions, and return capital to shareholders. Our forward-looking statements also include our estimates of the impact of our changes to residual value estimates on earnings and depreciation expense. The expected impact of the change in residual value estimates is based on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include changes in general economic and financial conditions in the U.S. and worldwide; ongoing supply chain and labor challenges and vehicle production constraints; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in commercial rental demand or utilization, poor acceptance of rental pricing, and declining market demand for or excess supply of used vehicles impacting current or estimated pricing and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to soft economic conditions, business interruptions or expenditures due to labor disputes, severe weather or natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of worldwide semiconductor shortage; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; increases in inflation or interest rates; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure and why management believes that presentation of each measure provides useful information to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for July 26, 2023 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-204-4368
USA Toll Number:    323-994-2093
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
(305) 500-4989	(305) 500-4053

ryder-financial

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In millions, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Lease & related maintenance and rental revenues	$976	1,050	$1,955	2,075
Services revenue	1,778	1,777	3,599	3,447
Fuel services revenue	130	207	282	366
Total revenues	2,884	3,034	5,836	5,888

Cost of lease & related maintenance and rental	661	688	1,335	1,387
Cost of services	1,507	1,523	3,114	2,973
Cost of fuel services	126	199	275	354
Selling, general and administrative expenses	343	361	706	703
Non-operating pension costs, net	10	2	20	5
Used vehicle sales, net	(55)	(130)	(127)	(243)
Interest expense	72	56	137	108
Miscellaneous income, net	(11)	(14)	(31)	(14)
Currency translation adjustment loss	188	—	188	—
Restructuring and other items, net	(1)	11	(26)	25
	2,840	2,696	5,591	5,298

Earnings from continuing operations before income taxes	44	338	245	590
Provision for income taxes	62	98	123	174
Earnings (loss) from continuing operations	(18)	240	122	416
Loss from discontinued operations, net of tax	—	(1)	(1)	(1)
Net earnings (loss)	$(18)	239	$121	415

Earnings (loss) per common share — Diluted
Continuing operations	$(0.39)	4.72	$2.60	8.05
Discontinued operations	(0.01)	(0.02)	(0.02)	(0.02)
Net earnings (loss)	$(0.40)	4.70	$2.57	8.03

Weighted average common shares outstanding — Diluted	46.0	50.9	47.2	51.7

Diluted EPS from continuing operations	$(0.39)	4.72	$2.60	8.05
Non-operating pension costs, net	0.17	0.03	0.34	0.07
FMS U.K. exit	(0.11)	(0.62)	(0.77)	(0.60)
Currency translation adjustment loss	3.90	—	3.87	—
Other, net	0.02	(0.01)	—	0.07
Tax adjustments, net	0.02	0.31	0.38	0.41
Comparable EPS from continuing operations (1)	$3.61	4.43	$6.42	8.00

(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	June 30, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$218	267
Other current assets	1,899	1,933
Revenue earning equipment, net	8,795	8,190
Operating property and equipment, net	1,132	1,148
Other assets	2,927	2,857
	$14,971	14,395

Liabilities and shareholders' equity:
Current liabilities	$2,081	1,967
Total debt (including current portion)	6,525	6,352
Other non-current liabilities (including deferred income taxes)	3,269	3,139
Shareholders' equity	3,096	2,937
	$14,971	14,395

SELECTED KEY RATIOS AND METRICS

	June 30, 2023	December 31, 2022
Debt to equity	211%	216%

	Three months ended June 30,		Six months ended June 30,
(In millions)	2023	2022	2023	2022
Comparable EBITDA (1)	$674	688	$1,302	1,335
Effective interest rate (average cost of debt)	4.5%	3.4%	4.3%	3.3%

	Six months ended June 30,
(In millions)	2023	2022
Net cash provided by operating activities from continuing operations	$1,221	1,103
Free cash flow (1)	16	551
Capital expenditures paid	1,652	1,195
Gross capital expenditures	1,813	1,307

	Twelve months ended June 30,
	2023	2022
Adjusted ROE (2)	24%	28%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended June 30,			Six months ended June 30,
(In millions)	2023	2022	Change	2023	2022	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$781	763	2%	$1,557	1,527	2%
Commercial rental	301	336	(10)%	605	642	(6)%
SelectCare and other	172	153	12%	354	301	18%
FMS Europe	—	55	NM	—	119	NM
Fuel services revenue	205	314	(35)%	446	561	(20)%
Fleet Management Solutions	1,459	1,621	(10)%	2,962	3,150	(6)%
Supply Chain Solutions	1,179	1,174	—%	2,380	2,263	5%
Dedicated Transportation Solutions	440	450	(2)%	894	875	2%
Eliminations	(194)	(211)	8%	(400)	(400)	—%
Total revenue	$2,884	3,034	(5)%	$5,836	5,888	(1)%

Operating Revenue: (1)
Fleet Management Solutions	$1,254	1,307	(4)%	$2,516	2,589	(3)%
Supply Chain Solutions	865	798	8%	1,744	1,536	14%
Dedicated Transportation Solutions	327	306	7%	649	602	8%
Eliminations	(120)	(104)	(15)%	(237)	(204)	(16)%
Operating revenue	$2,326	2,307	1%	$4,672	4,523	3%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$180	286	(37)%	$362	535	(32)%
Supply Chain Solutions	76	62	23%	93	105	(11)%
Dedicated Transportation Solutions	33	23	43%	62	43	44%
Eliminations	(24)	(30)	20%	(49)	(56)	13%
	265	341	(22)%	468	627	(25)%
Unallocated Central Support Services	(20)	(24)	(17)%	(35)	(40)	(13)%
Intangible amortization expense	(8)	(9)	(11)%	(17)	(19)	(11)%
Non-operating pension costs, net	(10)	(2)	NM	(20)	(5)	NM
Other items impacting comparability, net	(183)	32	NM	(151)	27	NM
Earnings from continuing operations before income taxes	44	338	(87)%	245	590	(58)%
Provision for income taxes	62	98	(37)%	123	174	(29)%
Earnings (loss) from continuing operations	$(18)	240	(108)%	$122	416	(71)%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended June 30,			Six months ended June 30,
(In millions)	2023	2022	Change	2023	2022	Change
Fleet Management Solutions

FMS total revenue	$1,459	1,621	(10)%	$2,962	3,150	(6)%
Fuel services revenue (1)	(205)	(314)	(35)%	(446)	(561)	(20)%
FMS operating revenue (2)	$1,254	1,307	(4)%	$2,516	2,589	(3)%

Segment earnings before income taxes	$180	286	(37)%	$362	535	(32)%

FMS earnings before income taxes as % of FMS total revenue	12.3%	17.6%		12.2%	17.0%

FMS earnings before income taxes as % of FMS operating revenue (2)	14.4%	21.9%		14.4%	20.7%

	Three months ended June 30,			Six months ended June 30,
	2023	2022	Change	2023	2022	Change
Supply Chain Solutions

SCS total revenue	$1,179	1,174	—%	$2,380	2,263	5%
Subcontracted transportation and fuel	(314)	(376)	(16)%	(636)	(727)	(13)%
SCS operating revenue (2)	$865	798	8%	$1,744	1,536	14%

Segment earnings before income taxes	$76	62	23%	$93	105	(11)%

SCS earnings before income taxes as % of SCS total revenue	6.4%	5.3%		3.9%	4.6%

SCS earnings before income taxes as % of SCS operating revenue (2)	8.7%	7.8%		5.3%	6.8%

	Three months ended June 30,			Six months ended June 30,
	2023	2022	Change	2023	2022	Change
Dedicated Transportation Solutions

DTS total revenue	$440	450	(2)%	$894	875	2%
Subcontracted transportation and fuel	(113)	(144)	(22)%	(245)	(273)	(10)%
DTS operating revenue (2)	$327	306	7%	$649	602	8%

Segment earnings before income taxes	$33	23	43%	$62	43	44%

DTS earnings before income taxes as % of DTS total revenue	7.6%	5.1%		7.0%	4.9%

DTS earnings before income taxes as % of DTS operating revenue (2)	10.3%	7.5%		9.6%	7.1%
————————————
(1) Includes intercompany fuel sales from FMS to SCS and DTS.
(2) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - TRAILING TWELVE MONTHS ENDED - UNAUDITED

	Twelve months ended June 30,
(In millions)	2023	2022
Fleet Management Solutions

FMS total revenue	$6,139	6,086
Fuel services revenue (1)	(999)	(949)
FMS operating revenue (2)	$5,140	5,137

Segment earnings before income taxes	$884	977

FMS earnings before income taxes as % of FMS total revenue	14.4%	16.1%

FMS earnings before income taxes as % of FMS operating revenue (2)	17.2%	19.0%

	Twelve months ended June 30,
	2023	2022
Supply Chain Solutions

SCS total revenue	$4,837	3,935
Subcontracted transportation and fuel	(1,375)	(1,225)
SCS operating revenue (2)	$3,462	2,710

Segment earnings before income taxes	$207	152

SCS earnings before income taxes as % of SCS total revenue	4.3%	3.9%

SCS earnings before income taxes as % of SCS operating revenue (2)	6.0%	5.6%

	Twelve months ended June 30,
	2023	2022
Dedicated Transportation Solutions

DTS total revenue	$1,805	1,657
Subcontracted transportation and fuel	(519)	(493)
DTS operating revenue (2)	$1,286	1,164

Segment earnings before income taxes	$122	66

DTS earnings before income taxes as % of DTS total revenue	6.8%	4.0%

DTS earnings before income taxes as % of DTS operating revenue (2)	9.5%	5.7%
————————————
(1) Includes intercompany fuel sales from FMS to SCS and DTS.
(2) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our North America fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

Three months ended June 30,	Six months ended June 30,	2023/2022
2023	2022	2023	2022	Three Months	Six Months
ChoiceLease
Average fleet count	137,800	133,600	136,600	133,700	3%	2%
End of period fleet count	139,000	133,400	139,000	133,400	4%	4%
Average active fleet count (1)	129,700	128,500	129,200	128,700	1%	—%
End of period active fleet count (1)	130,500	128,900	130,500	128,900	1%	1%

Commercial rental
Average fleet count	40,200	40,500	40,700	39,900	(1)%	2%
End of period fleet count	39,200	41,100	39,200	41,100	(5)%	(5)%
Rental utilization - power units (2)	75%	85%	75%	83%	(1,000)bps	(800)	bps
Rental rate change - % (3)	2%	6%	3%	7%

Customer vehicles under
SelectCare contracts
Average fleet count	52,600	55,000	53,300	54,400	(4)%	(2)%
End of period fleet count	51,700	55,200	51,700	55,200	(6)%	(6)%

Customer vehicles under
SCS
End of period fleet count (4)	13,600	11,700	13,600	11,700	16%	16%

DTS
End of period fleet count (4)	11,300	11,600	11,300	11,600	(3)%	(3)%

Used vehicle sales (UVS)
End of period fleet count	7,000	3,900	7,000	3,900	79%	79%
Used vehicles sold	5,500	4,000	10,600	7,600	38%	39%
UVS pricing change (5)
Tractors	(41)%	91%	(38)%	117%
Trucks	(34)%	81%	(26)%	94%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We believe operating revenue provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these comparable earnings measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations as detailed in the reconciliation table below. These other significant items vary from period to period and, in some periods, there may be no such significant items.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by analysts, investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. In addition, we believe that the inclusion of comparable EBITDA provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Other companies may calculate comparable EBITDA differently; therefore, our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered as an alternative to net earnings, earnings from continuing operations before income taxes or earnings from continuing operations determined in accordance with GAAP, as an indicator of our operating performance, as an alternative to cash flows from operating activities (determined in accordance with GAAP), as an indicator of cash flows, or as a measure of liquidity.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended June 30,		Six months ended June 30,
(In millions)	2023	2022	2023	2022
Total revenue	$2,884	3,034	$5,836	5,888
Subcontracted transportation and fuel	(558)	(727)	(1,164)	(1,365)
Operating revenue (1)	$2,326	2,307	$4,672	4,523

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Six months ended June 30,
(In millions)	2023	2022
Net cash provided by operating activities from continuing operations	$1,221	1,103
Proceeds from sales (primarily revenue earning equipment) (2)	447	636
Other (2)	—	7
Total cash generated (1)	1,668	1,746
Purchases of property and revenue earning equipment (2)	(1,652)	(1,195)
Free cash flow (1)	$16	551
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities

Note: Amounts may not be additive due to rounding.

COMPARABLE EARNINGS RECONCILIATION
	Three months ended June 30,		Six months ended June 30,
(In millions)	2023	2022	2023	2022
Earnings (loss) from continuing operations	$(18)	240	$122	416
Non-operating pension costs, net	8	1	16	3
FMS U.K. exit (1)	(5)	(32)	(36)	(31)
Currency translation adjustment loss	183	—	183	—
Other, net	1	1	—	5
Tax adjustments, net (2)	1	16	18	21
Comparable earnings from continuing operations (3), (4)	$170	226	$303	414

Tax rate on continuing operations	140.8%	29.0%	50.0%	29.5%
Tax adjustments and income tax effects of non-GAAP adjustments (3)	(112.2)%	(2.2)%	(22.7)%	(2.3)%
Comparable tax rate on continuing operations (4)	28.6%	26.8%	27.3%	27.2%
————————————
(1) Primarily includes gains on sales of properties and net commercial claims proceeds.
(2) Adjustments include the global tax impacts related to the FMS U.K. exit in 2023 and 2022.
(3) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.
(4) Non-GAAP financial measure.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended June 30,
(In millions)	2023	2022
Net earnings	$574	734
Other items impacting comparability (1)	96	(18)
Income taxes (2)	302	272
Adjusted earnings before income taxes	972	988
Adjusted income taxes (3)	(264)	(251)
Adjusted net earnings	$708	737

Average shareholders' equity	$2,976	2,642
Average adjustments to shareholders' equity (4)	(19)	(7)
Adjusted average shareholders' equity	$2,957	2,635

Adjusted return on equity (5)	24%	28%
————————————
(1) Refer to the table below for a composition of other items impacting comparability, net for the 12-month trailing period.
(2) Includes income taxes on discontinued operations.
(3) Represents the provision for income taxes plus income taxes on other items impacting comparability.
(4) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(5) Adjusted return on equity is calculated by dividing Adjusted net earnings into Adjusted average shareholders' equity.

	Twelve months ended June 30,
(In millions)	2023	2022
FMS U.K. exit	$(87)	(31)
Currency translation adjustment loss	188	—
Other, net	(5)	13
Other items impacting comparability	$96	(18)

————————————
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended June 30,		Six months ended June 30,
(In millions)	2023	2022	2023	2022
Net earnings (loss)	$(18)	239	$121	415
Loss from discontinued operations, net of tax	—	1	1	1
Provision for income taxes	62	98	123	174
Earnings before income taxes from continuing operations	44	338	245	590
Non-operating pension costs, net	10	2	20	5
FMS UK exit (1)	(5)	(32)	(36)	(31)
Currency translation adjustment loss	188	—	188	—
Other, net	—	—	(1)	4
Comparable earnings before income taxes (2)	237	308	416	568
Interest expense	72	56	137	108
Depreciation	412	424	857	854
Used vehicle sales, net	(55)	(109)	(125)	(214)
Amortization	8	9	17	19
Comparable EBITDA (2)	$674	688	$1,302	1,335
————————————
(1) Primarily includes gains on sales of properties and net commercial claims proceeds.
(2) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION
(In millions)	Twelve months ended December 31,
	2023	2022	Change
Total revenue	$11,800	12,011	(2)%
Subcontracted transportation and fuel	(2,300)	(2,731)	(16)%
Operating revenue (1)	$9,500	9,280	2%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Third Quarter 2023	Full Year 2023
EPS from continuing operations	$2.82 - $3.07	$7.95 - $8.45
Non-operating pension costs	0.17	0.67
FMS U.K. exit, net of tax	0.01	(0.38)
Currency translation adjustment loss	—	3.96
Comparable EPS from continuing operations forecast (1)	$3.00 - $3.25	$12.20 - $12.70

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION
(In millions)	2023 Forecast
Net cash provided by operating activities from continuing operations	$2,500
Proceeds from sales (primarily revenue earning equipment) (2)	800
Total cash generated (1)	3,300

Purchases of property and revenue earning equipment (2)	(3,200)
Free cash flow (1)	$100
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION
(In millions)	2023 Forecast
Net earnings	$380
Other items impacting comparability (1)	155
Income taxes (2)	225
Adjusted earnings before income taxes	760
Adjusted income taxes (3)	(210)
Adjusted net earnings for ROE (numerator) (4) [A]	$550

Average shareholders' equity	$3,065
Adjustment to equity (5)	(20)
Adjusted average total equity (denominator) (4) [B]	$3,045

Adjusted return on equity (4) [A]/[B]	18%
————————————
(1) Forecasted other items impacting comparability includes FMS U.K. exit of $(33) million and CTA release from the FMS U.K. exit of $188 million.
(2) Includes income taxes on discontinued operations.
(3) Represents the tax provision on adjusted earnings before income taxes.
(4) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.
(5) Represents the impact to equity of items to arrive at adjusted earnings.
Note: Amounts may not be additive due to rounding.